Exhibit 99.1

Sandler O’Neill 4th Annual Global Exchange & Electronic Trading Conference June 5, 2008

2 All statements in this presentation that are not historical in nature are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “w ill,” “should,” “plan,” “project,” “contemplate,” “anticipate,” or similar statements. Because these statements reflect the Company’s current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Company has made a reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. How ever, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this presentation, including, without limitation, the success of brand development efforts and strategic alliances; demand for the Company’s products and services; the ability to compete effectively and adjust to changing market conditions; inability to protect the Company’s proprietary technology; difficulties or delays in developing improved products when expected or desired and with the additional features contemplated or desired; the potential for intellectual property infringement, warranty, product liability, and other claims; the uncertainties associated with governmental regulation; and other factors detailed from time to time in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, Investools’ most recent Form 10- K filing. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise. Other than thinkorswim, Inc. thinkorswim Canada, Inc. and thinkorswim Advisors, Inc., neither thinkorswim Group Inc. nor Investools Inc. nor any of its subsidiaries are broker-dealers or investment advisors, or otherwise engaged in the business of effecting transactions in securities, the provision of investment advice or investment recommendations. The merger between Investools Inc. and thinkorswim Holdings Inc. and its subsidiaries occurred on February 15, 2007. The pro forma information has been prepared by combining the relevant consolidated financial information of each of Investools Inc. and thinkorswim Holdings, Inc. for the time periods presented. The unaudited pro forma consolidated financial information is provided for informational purposes only. In addition, the unaudited pro forma consolidated financial information does not purport to project our future financial position, operating results or sales. No effect has been given in the unaudited pro forma consolidated statement of income for synergistic benefits that may be realized through the combination of the two companies or the costs that may be incurred in integrating the companies acquired in such acquisition. In addition, no adjustments have been made to give pro forma effect as if the merger had occurred at the beginning of the period presented, which adjustments are typically found in pro forma financial statements. The unaudited pro forma consolidated financial information should be read in conjunction with our historical financial statements and related notes and the historical financial statements of thinkorswim, which are included in our current report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2007, Form 10-K filed with the Securities and Exchange Commission on March 17, 2008, and Form 10-Qs filed with the Securities and Exchange Commission on May 10, 2007, November 14, 2007 and November 21, 2007. thinkorswim Group Cautionary Statements & Pro Forma Financial Information

3 Retail Account Growth Continues Strong May 2008 new funded accounts up 27% vs. 2007 Opened accounts total 168,100 as of 5/31/2008 Funded accounts total 74,725 as of 5/31/2008

4 OXPS accounts include open accounts ; TOS accounts include retail funded accounts only; AMTD account growth includes total accounts; ETFC accounts include deposit/lending accounts . Data indexed to Q1 2006; Information calculated or taken from company filings. Indexed Competitor Retail Account Growth Account growth outpaces all other brokerage firms

5 Diversified Base of Account Openings 14 ACATs received in 2008 for every 1 that has been sent Competitor penetration is wide and balanced The ACAT system allows broker dealers to enter, review, and settle account transfers between brokerage firms that are participants of the NSCC’s ACAT program in a fully automated manner. Data includes ACATs from January 1, 2008 through May 31, 2008

6 Daily Average Revenue Trades Retail DARTs May 2008 Retail DARTs increased 153% vs. May 2007 April 2008 Retail DARTs increased 162% vs. April 2007 82% of DARTs are derivative based

7 Daily Average Revenue Trades Data indexed to Q1 2006; Information calculated or taken from company filings. Indexed Competitor DART Growth Leading DART growth among competitors

8 thinkorswim Commission Revenue Growing account base and increasing customer activity have contributed to significant growth in commission revenue Outpacing competitors in year on year commission revenue growth: IBKR 57% TRAD 37% AMTD 25% SCHW 22% OXPS 15% ETFC (18%) 10 4% Growth AMTD includes Payment for Order Flow, SCHW includes all client trades (both individuals and institutions) that generate either commission revenue or revenue from principal markups (i.e., fixed income).

9 Retail Commission per Trade stabilizes in 2008 (1) Daily Average Revenue Trades Retail Commission per Trade * Data through May 31, 2008

10 High average client balances maintained despite significant growth in accounts Retail customer activity remains robust while account base grows: Apr ’07 141 Apr ‘08 185 May ‘07 157 May ‘08 181 (1) Daily Average Revenue Trades Average Account Balance & Annualized Trades

11 Client Assets over $3 Billion May 31, 2008 client assets increased 83% over 2007 Client assets break $3 Billion mark in May 2008

12 Other Brokerage Related Revenue Growth Other brokerage related revenue, which includes Payment for Order Flow, continues to show steady growth

13 Investor Education Graduates Investools graduate volumes strong in May 2008 Education model serves as acquisition engine for Brokerage

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